PRODUCTION AGREEMENT

THIS PRODUCTION AGREEMENT (this “Agreement”) is entered into this 13th day of February, 2009 and effective the Fourth day of December, 2008 (“Effective Date”), by and between BUTTE CREEK BRANDS LLC, a Delaware limited liability company (hereinafter "Contractor"), and MENDOCINO BREWING COMPANY, INC., a California corporation (hereinafter "Brewer").

W I T N E S S E T H:

WHEREAS, Contractor is owner of and has all proprietary rights in the brand, label, design, and all associated intellectual property rights for beer products bearing the Butte Creek Brewing Company brand name; and

WHEREAS, Brewer owns and operates brewing facilities in Ukiah, California, and has experience in brewing beer; and

WHEREAS, Contractor desires for Brewer to produce Butte Creek Brewing Company beer products (“Product”), as listed in Exhibit A and

WHEREAS, Brewer desires to produce the Product on behalf of Contractor; and

WHEREAS, Contractor and Brewer desire to create a production relationship according to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby agreed, it is mutually agreed by and between the parties hereto as follows:

1.

Term.  The term of this Agreement shall be for three (3) years from the Effective Date, unless terminated sooner according to the terms herein.

2.

Brewer's Obligations.  The Brewer's obligations under this Agreement shall include the following:

a.

Brewer shall manufacture the Product in accordance and consistent with the recipe (the “Recipe”) attached hereto as Exhibit B.

b.

Brewer shall package the Product in bottles supplied by Brewer of the type used by the Brewer for production of their own brands.

 c.

Brewer shall provide bottles, brewing consumables and packaging consumables (“Materials”)

d.

Brewer shall store and handle materials supplied by the contractor in the same manner in which Brewer’s materials are stored and handled.

3.

Contractor's Obligations.  The Contractor's obligations under this Agreement shall include the following:

a.

Contractor shall provide Brewer with the Recipe for the Product.

b.

Contractor shall provide grains and hops to brew the Products, crowns, labels, six pack carriers, partitions and cartons to package the Products before commencement of brewing of each Product. Brewer shall acknowledge receipt of such materials in writing and provide a monthly inventory statement to the Contractor. Brewer shall provide access to Contractor to physically verify such inventory provided Brewer is given a written notice at least one week before the date of intended physical verification.

c.

Contractor shall be responsible for arranging necessary organic certification.

d.

Contractor shall be responsible for distribution, sales and marketing of the Product and all associated costs.

e.

Contractor shall arrange and pay for shipping of Product.  Shipping shall be performed in the manner customary to the brewing industry.  To the extent any risk of loss or other liability in connection with shipping is not borne by the distributor or carrier, all such risk of loss or other liability shall be borne exclusively by Contractor.

f.

Contractor or its transporter or its distributor shall supply all pallets necessary to transport and ship the Product.  If Brewer is required to supply any pallets, then Brewer shall charge Contractor an amount equal to Ten Dollars ($10.00) per pallet.

g.

Contractor shall use its best efforts to remove, cause its transporters to remove, all Product from Brewer's facility within twenty (20) days of the production date.  If Contractor or its transporters do not remove any Product from Brewer's facility within such twenty (20) day period, then Brewer shall charge Contractor a storage fee equal to Five (5) Cents per Case per week or any portion thereof.

4.

Orders/Payment.

a.

At the beginning of each calendar quarter Contractor will inform Brewer in writing about its projected requirements for each of the Products for the next quarter to facilitate Brewer in scheduling production. Contractor shall supply Brewer with monthly production projections no later than (i) the fifth (5th) day of the month prior to the three months in which packaging is required in 22 ounce glass bottles and (ii) no later than the fifth (5th) day of the month prior to the month in which such packaging is required in 12 ounce glass bottles.

b.

Brewer will package each of the Products in 180 brewery barrel batches (a “Production Run”), provided that a variance of plus or minus ten percent will be allowed and accepted by Contractor for each Production Run.

c.

Brewer represents to Contractor that Brewer has reserved, and will reserve during the term of this Agreement, reasonable production capacity to satisfy the production requirements

d.

Contractor shall pay Brewer a per Case price for all Product delivered in accordance with the terms and conditions set forth in Exhibit C attached hereto and incorporated herein.  All prices shall be free-on-board (FOB) at Brewer's brewery located in Ukiah, California.

e.

Payment terms are net 15 days from date of invoicing. Any over due invoices will be levied an interest of 1.5% per month prorated. Brewer shall extend credit equivalent to one batch of Product only and hence packaging of a batch will be undertaken after receipt of payment for the previous batch.

f.

Upon invoicing the Products by Brewer, title to the Products pass on to Contractor. Brewer will not bear the risk of loss of the Products once they are invoiced to Contractor and Contractor should make necessary insurance arrangements for the products invoiced but not picked by Contractor.

6.

Product Recipe.  The Recipe for the Product shall be owned exclusively by the Contractor.

7.

Scope of Agreement.  This Agreement is solely for production by Brewer of the Product, as per Exhibit A.  No other products shall be produced in accordance with this Agreement unless a written addendum describing such products shall be executed by Brewer and Contractor.

8.

Independent Contractor.  Brewer and Contractor are both independent business entities, and nothing in this Agreement shall create an agency relationship, a partnership, joint venture, or a relationship of employer or employee between Brewer and Contractor for any purpose whatsoever.  Neither party shall have any right or authority to act on behalf of the other or create any obligations of any kind on behalf of the other.  Each party shall pay all of its costs of conducting its business as an independent entity, and each party shall have no liability or any other obligations for any such costs or expenses.

9.

Intellectual Property.  Contractor represents and warrants to Brewer that Contractor owns all right, title and interest in and to the recipes, tradenames, brands, labels, designs used in connection with the Product, and all intellectual property rights incorporated therein.  Contractor and Brewer shall each remain the sole owner and proprietor of their respective trademarks, tradenames, brands, logos, and copyright interest (the "Intellectual Property") in or associated with their respective products.  With the exception of the rights granted to Brewer to produce and package the Product for Contractor, nothing in this Agreement shall create a licensing arrangement which entitles either to the right to use any of the Intellectual Property of the other party.  Any publication or use of the Intellectual Property of one party to this Agreement by other party shall be with the express, written consent of the owning party and shall note the ownership of such Intellectual Property in a form to be provided by the owning party.

10.

Confidentiality.

a.

Contractor and Brewer recognize and acknowledge that the Confidential Information (as defined below) each possesses constitutes valuable, secret, special, and unique assets.  Contractor and Brewer covenant and agree that during the term of this Agreement neither party will disclose the Confidential Information of the other to any person, firm, corporation, association, or other entity for any reason or purpose without the express written approval of non-disclosing party.  It is expressly understood and agreed that any Confidential Information must be immediately returned to the party entitled to such Confidential Information upon demand therefor.  The term "Confidential Information" includes each, every, and all written documentation related to the Brewer or Contractor, respectively, including but not limited to:  (i) lists of Contractor's or Brewer's respective customers and companies and records pertaining thereto; (ii) customer lists and prospect lists; (iii) recipes and brewing techniques; and (iv) all other types of written information used by either party.  Further, the term Confidential Information shall also include any information which is communicated orally which, by its nature, is confidential or proprietary.

b.

In the event of violation of this Section 10, the party entitled to ownership of the Confidential Information shall be entitled to injunctive relief as well as any other applicable remedies at law or in equity.  The parties hereto acknowledge and agree that damages resulting from such a breach would be difficult to ascertain and determine with absolute certainty.  Should a court of competent jurisdiction declare any of the covenants set forth in this Agreement unenforceable due to an unreasonable restriction of duration, geographical area or otherwise, each of the parties hereto agrees that such court shall be empowered to and shall enforce such covenant by modifying such restriction to the extent such court deems necessary to render such covenant enforceable.

c.

The invalidity or unenforceability of a particular provision of this Section 10 shall not affect the other provisions hereof, and the terms of this Section 10 shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

11.

Indemnification

a.

Brewer shall indemnify and save harmless Contractor from and against all losses, claims, damages or other costs of any nature or kind what so ever arising out of: (1) the breach of any representation or agreement made by Brewer to Contractor in this Agreement; (2) intentional misconduct of Brewer, its officers or employees. Such indemnity shall include, but not be limited to, reasonable expenses, attorneys’ fees, court cost, investigations, litigation and the settlement of any such claim, provided Brewer has had the opportunity to participate in the defense and settlement of any such claim.

b.

Contractor shall indemnify and save harmless Brewer from and against all losses, claims, damages or other costs of any nature or kind what so ever arising out of: (1) the breach of any representation or agreement made by Contractor to Brewer in this Agreement; (2) intentional misconduct of Contractor, its officers, employees, agents or contractors; (3) mishandling of the Products after the time of delivery to Contractor; or (4) any infringement claim related to the recipes and formulas used to produce the Products and the trademarks, copyrights or trade names designated by Contractor for packaging the Products.  Such indemnify shall include, but not be limited to, reasonable expenses, attorneys’ fees, court costs, investigations, litigation and the settlement of any such claim provided Contractor has had the opportunity to participate in the defense and settlement of any such claim.

c.

The indemnification provided for in this paragraph 11 shall be limited to actual costs incurred, shall expressly exclude liability for loss of income or potential earnings and shall expressly survive the termination of this Agreement for any reason whatsoever.

12.

Termination Agreement.  This Agreement shall continue until the expiration of the term of this Agreement unless terminated in accordance with the terms hereunder.

a.

This Agreement may be terminated as follows:

i.

Brewer and Contractor may terminate this Agreement by mutual agreement signed by both parties hereto.

ii.

Either party may terminate this Agreement, for cause, by reason of a material, adverse and continuing default in the performance of the material obligations of the other party under the terms and conditions of this Agreement, by giving ninety (90) days' written notice.  The notice shall specify the default(s) of the defaulting party, and providing that this Agreement will be terminated in ninety (90) days if the default(s) is not cured.  If the default cannot be cured within the ninety (90) day period, the defaulting party may offer reasonable assurance to the other party that a similar breach will not occur in the future.  The non-defaulting party may accept or reject such assurance, at its sole discretion.  If rejected, then this Agreement shall be terminated at the end of said ninety (90) day period.  Notwithstanding any of the foregoing contained in this Section 11(a)(iii), in the event that either party's default in performance as described above is due to nonpayment of funds due under this Agreement, the ninety (90) day period referred to above in this Section 11(a)(iii), shall become a thirty (30) day period.

iii.

In the event that proceedings in bankruptcy are commenced by or against either party or either party is adjudicated bankrupt, or a receiver is appointed or qualified, or either party is admitted to the benefits of any other court procedure for the settlement of debts, then the other party may, in addition to other rights and remedies it may have, terminate this Agreement by giving ten (10) days' written notice to the bankrupt party.

b.

Upon termination of the Agreement, the parties shall do the following:

i.

Each party shall pay all amounts due to the other, which are not in dispute, within thirty (30) days of termination.

ii.

Contractor shall remove any packaging materials, raw materials, or ingredients located on Brewer's premises, and shall reimburse Brewer for the cost of any such items paid for by Brewer.

iii.

Brewer may finish the production of any work in process on the date of termination.  Contractor shall purchase such work in process Product from Brewer in accordance with the pricing schedule set forth in Exhibit C so long as it is brewed as per the Recipe.

iv.

Brewer and Contractor shall terminate any other agreements between the parties in effect on the date of termination.

13.

Assignment.  The rights and obligations under this Agreement shall not be assigned by either party hereto without the express, written consent of the non-assigning party; provided, however, that Brewer may assign this Agreement without the consent of Contractor in connection with all or substantially all of the assets, business or stock of Brewer.  The rights and obligations under this Agreement shall inure to the benefit of and be binding upon the parties' respective successors and assigns.

14.

Notices.  All notices required or permitted by this Agreement shall be in writing and shall he deemed delivered when deposited in the U.S. Mail, certified or registered mail, postage prepaid, return receipt requested, and properly addressed to the party to whom notice is being sent as set forth below:

As to Contractor:

John Power

Butte Creek Brands LLC

PO Box 114

Sea Ranch, CA 95497

With a copy to

Clifford L. Neuman Esq.

1507, Pine St.

Boulder, CO 80302

As to Brewer:

Yashpal Singh

Mendocino Brewing Company

1601 Airport Rd.

Ukiah, CA  95482

With a copy to:

Coblentz, Patch, Duffy & Bass, LLP

One Ferry Building, Suite 200

San Francisco, CA  94111

15.

Invalid or Unenforceable Provisions.  The invalidity or unenforceability of any particular provision  of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

16.

Attorneys' Fees and Costs.  In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees (at both the trial and appellate levels) as to that issue on which the prevailing party prevails.

17.

Changes, Waiver.  No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced.  The failure of any party at any time to insist upon strict performance of any condition, promise; agreement, or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement, or understanding at a future time.

18.

Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations among the parties hereto.  Any and all prior agreements among the parties hereto are hereby revoked.

19.

Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to conflict of laws principles of that or any other jurisdiction.

20.

Counterparts.  This Agreement may be executed in multiple counterparts and all such signed instruments shall constitute a single agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

"Contractor"

BUTTE CREEK BRANDS, LLC,

A Delaware limited liability company

By:

/s/ John Power

John Power, Manager

"Brewer"

MENDOCINO BREWING COMPANY, INC.

a California corporation

By:

/s/ Yashpal Singh

Yashpal Singh, President & CEO

EXHIBIT A

Products

EXHIBIT B

Recipe

EXHIBIT C

Pricing Schedule

1.

Case Pricing:  The cost per Case to be paid by Contractor to Brewer for all Products shall be $9.65 per case of 24 bottles of 12 oz. and $9.90 per case of 12 bottles of 22 oz.

2.

Case Pricing includes Federal Excise taxes only. Any applicable local taxes are to the account of Contractor.

3.

Price is based on price of Materials as of December 1, 2008. Any increase or decrease in the price of Materials shall be at the cost or for the benefit to the Contractor.